CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Snow Lake Resources Ltd.’s Registration Statements on Form S-8 (File No. 333-261358) of our report dated October 25, 2023, except to Note 2, as to which the date is March 19, 2024, relating to the amended and restated consolidated financial statements of Snow Lake Resources Ltd, which appears in this Amendment No. 2 to the annual report on Form 20-F.

May 30, 2024

/s/ De Visser Gray LLP

De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS